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EXHIBIT 10.6

                                 PROMISSORY NOTE

Aggregate Principal                                   As of September 30, 2002
Amount $[1,086,011]                                        McMinnville, Oregon

      FOR VALUE RECEIVED, the undersigned Yamhill Valley Vineyards, Inc., an Oregon corporation (the "Company"), promises to pay to the order of Denis R. Burger (the "Holder"), at 16250 SW Oldsville Road, McMinnville, Oregon 97128, or at such other place as the Holder may designate, the sum of (i) the aggregate outstanding principal amount, up to and including the amount of $1,086,011, of the advances made to the Company by the Holder from time to time beginning on January 1, 1990, plus (ii) interest on such amounts advanced at the rate specified in this Note, in the manner and on the terms set forth in this Note:

      1. INTEREST. The aggregate outstanding principal amount advanced to the Company under this Note shall bear interest at the rate of ten percent (10%) per annum. Interest began to accrue on the principal amount of the advance upon the delivery of such advance to the Company. Interest shall be calculated on the basis of a 360 days per year factor applied to the actual days on which there exists an unpaid principal balance.

      2. REPAYMENT. This Note shall be payable in full upon demand, including outstanding principal, interest and all charges, at any time after January 2, 2004 (the "Maturity Date"). All payments made under this Note shall be made in immediately available funds, United States dollars.

      3. PREPAYMENT. The Company shall have the privilege of prepaying the whole amount due hereunder (or any portion thereof) at any time before the Maturity Date of this Note.

      4. ACCELERATION UPON DEFAULT. Time is of the essence of this Note. In the event (a) the Company defaults in the payment of principal or interest under this Note, or (b) of the bankruptcy or insolvency of the Company or any assignment for the benefit of creditors or the commencement of an action for the appointment of a receiver for the properties of the Company or the commencement of any other action or proceedings under the federal bankruptcy laws which is not dismissed within 120 days after the date of filing (each of (a) and (b), constitute an "Event of Default"), the Holder may declare the principal of this Note then outstanding, together with interest thereon, to be immediately due and payable, and from and after the occurrence of an Event of Default interest will accrue on the outstanding principal balance at a rate of twelve percent (12%) per annum. Any forbearance or failure to exercise this right shall not constitute a waiver of the Holder's right to exercise the right with respect to such default and any subsequent default.

      5. EXPENSES OF COLLECTION. Upon the occurrence of an Event of Default under this Note, this Note may be referred to an attorney for collection. If this Note is referred to an attorney for collection, the Company shall pay all of the Holder's reasonable costs, fees and expenses resulting from such referral, even though suit has not been filed. In the event suit or
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action is filed in connection with this Note, the prevailing party shall be entitled to recover from the other party such sums as the court may adjudge reasonable as attorneys' fees at trial or on appeal of such suit or action, in addition to all other sums due pursuant to this Note and all other sums provided by law.

      6. USURY. It is the intention of the Company and the Holder to comply with applicable usury laws. Therefore, nothing in this Note shall require the payment or permit the collection of interest in excess of the maximum amount permitted by law. If compliance with this Note would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Note shall be reduced to the maximum amount permitted by law. If the holder of this Note receives any payment of interest, or receives any payment or transfer that is deemed to be interest by applicable law, in an amount that exceeds applicable law, the amount in excess of the limit imposed by law shall be applied to reduce the principal amount owing under this Note. If the amount received in excess of the limit imposed by law exceeds the unpaid principal balance on this Note, the excess amount shall be refunded to the Holder.

      7. REVERSAL OF PAYMENTS. To the extent that the Company makes a payment to the Holder that is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then the portion of the debt evidenced by this Note that was intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Holder.

      8. SEVERABILITY. If any part of this Note shall be adjudged invalid, illegal, or unenforceable, then such partial invalidity, illegality, or unenforceability shall not cause the remainder of this Note to be or to become invalid, illegal, or unenforceable. If a provision hereof is held invalid, illegal or unenforceable in one or more of its applications, the parties hereto agree that the other provisions shall remain in effect in all valid, legal and enforceable applications that are severable from the invalid, illegal or unenforceable application or applications.

      9. GOVERNING LAW. The validity, meaning, enforceability and effect of this Note, and the rights and liabilities of the parties, shall be determined in accordance with the laws of the State of Oregon.

      IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

                                          YAMHILL VALLEY VINEYARDS, INC.


                                          By
                                             ---------------------------------
                                               Denis R. Burger, President


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